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                                                                    Exhibit 99.3

                            J. CREW INTERMEDIATE LLC

                                OFFER TO EXCHANGE

            16.0% SENIOR DISCOUNT CONTINGENT PRINCIPAL NOTES DUE 2008
    WHICH HAVE BEEN REGISTERED UNDER THE SECURITIES ACT OF 1933, AS AMENDED,
                                 FOR ANY AND ALL
      OUTSTANDING 16.0% SENIOR DISCOUNT CONTINGENT PRINCIPAL NOTES DUE 2008

THE EXCHANGE OFFER WILL EXPIRE AT 5:00 P.M., NEW YORK CITY TIME, ON      , 2003,
UNLESS EXTENDED (THE "EXPIRATION DATE"). TENDERS MAY BE WITHDRAWN PRIOR TO 5:00
P.M., NEW YORK CITY TIME, ON         , 2003 UNLESS PREVIOUSLY ACCEPTED

TO:  BROKERS, DEALERS, COMMERCIAL BANKS,
     TRUST COMPANIES AND OTHER NOMINEES:

     Upon and subject to the terms and conditions set forth in the Prospectus,
dated        , 2003 (the "PROSPECTUS"), and the enclosed Letter of Transmittal
(the "LETTER OF TRANSMITTAL"), an offer to exchange (the "EXCHANGE OFFER") registered 16% Senior Discount Contingent Principal Notes due 2008 of J. Crew Intermediate LLC (the "EXCHANGE NOTES") for any and all outstanding 16% Senior Discount Contingent Principal Notes due 2008 of J. Crew Intermediate LLC (the "INITIAL NOTES") (CUSIP No. 46614GAB1 for Initial notes offered and sold to an institutional accredited investor as that term is defined in Rule 501(a)(1),
(2), (3) or (7) under the Securities Act of 1933, as amended (the "SECURITIES ACT"), CUSIP No. 46614GAA3 for Initial Notes offered and sold in reliance on Rule 144A of the Securities Act and CUSIP No. U04482AA0 for Initial Notes offered and sold pursuant to Regulation S under the Securities Act) is being made pursuant to such Prospectus. The Exchange Offer is being made in order to satisfy certain obligations of J. Crew Intermediate LLC (the "ISSUER") contained in the Registration Rights Agreement, dated as of March 3, 2003, between the Issuer and U.S. Bank National Association, acting as Trustee on behalf of the Holders.

     We are requesting that you contact your clients for whom you hold Initial Notes regarding the Exchange Offer. For your information and for forwarding to your clients for whom you hold Initial Notes registered in your name or in the name of your nominee, or who hold Initial Notes registered in their own names, we are enclosing the following documents:

          1.   Prospectus dated            , 2003;

          2. The Letter of Transmittal for your use and for the information of your clients;

          3. A Notice of Guaranteed Delivery to be used to accept the Exchange Offer if certificates for Initial Notes are not immediately available or time will not permit all required documents to reach the Exchange Agent prior to the expiration date of the Exchange Offer or if the procedure for book-entry transfer cannot be completed on a timely basis; and

          4. A form of letter which may be sent to your clients for whose account you hold Initial Notes registered in your name or the name of your nominee, with space provided for obtaining such clients' instructions with regard to the Exchange Offer.

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     Your prompt action is requested. The Exchange Offer will expire at 5:00
p.m., New York City time, on      , 2003 (30 calendar days following the
commencement of the Exchange Offer), unless extended by the Issuer. Initial Notes tendered pursuant to the Exchange Offer may be withdrawn at any time before the expiration date for the Exchange Offer.

     To participate in the Exchange Offer, a duly executed and properly completed Letter of Transmittal, with any required signature guarantees and any other required documents, should be sent to the Exchange Agent and certificates representing the Initial Notes should be delivered to the Exchange Agent, all in accordance with the instructions set forth in the Letter of Transmittal and the Prospectus.

     If holders of Initial Notes wish to tender, but it is impracticable for them to forward their certificates for Initial Notes prior to the expiration of the Exchange Offer or to comply with the book-entry transfer procedures on a timely basis, a tender may be effected by following the guaranteed delivery procedures described in the Prospectus under "The Exchange Offer -- Guaranteed Delivery Procedures."

     Additional copies of the enclosed material may be obtained from the Exchange Agent, U.S. Bank National Association, 180 East Fifth Street, St. Paul, Minnesota 55101, telephone: (800) 934-6802, ATTENTION: Specialized Finance.

                                         J. CREW INTERMEDIATE, LLC

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